Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statement of operations gives effect to the business combination of Range Resources Corporation, a Delaware corporation (“Range”), and Memorial Resource Development Corp., a Delaware corporation (“Memorial”). The business combination was effected by the consummation of the transactions contemplated by the merger agreement, dated as of May 15, 2016 (the “merger agreement”), entered into by and among Range, Memorial, and Medina Merger Sub, Inc., a Delaware corporation (“Merger Sub”), contemplating the merger of Merger Sub with and into Memorial (the “merger”). The merger was accounted for using the acquisition method of accounting with Range identified as the acquirer. Under the acquisition method of accounting, Range recorded all assets acquired and liabilities assumed at their respective acquisition date fair values at the effective time of the merger.

The following unaudited pro forma condensed combined financial information is based on (a) Range’s audited consolidated statement of operations for the year ended December 31, 2016; (b) the unaudited financial statements of Memorial for the six months ended June 30, 2016; and (c) estimated results of operations for Memorial from July 1, 2016 through September 15, 2016, based on information made available to Range by Memorial for purposes of closing the acquisition transaction, adjusted to reflect the acquisition of Memorial by Range and the related financing transactions.

The unaudited pro forma combined statement of operations combines the results of operations of Range and Memorial for the year ended December 31, 2016. The unaudited pro forma combined statement of operations gives effect to the following events as if they had occurred on January 1, 2016. The unaudited pro forma combined financial statements reflect the following merger-related pro forma adjustments, based on available information and certain assumptions Range believes are reasonable:

•	The merger, including the issuance of Range common stock, was accounted for using the acquisition method of accounting, with Range identified as the acquirer;

•

A total of $392.2 million in principal amount of Memorial’s 5.875% Senior Notes due 2022 are exchanged at closing for new senior notes of Range with the same maturities and interest rates and approximately $270 million principal amount of Memorial’s existing outstanding senior notes are tendered in the offer to purchase for cash;

•	Substantially all of Range’s existing senior subordinated notes are exchanged for new senior notes with the same maturities and interest rates;

•	Adjustments to conform the classification of expenses in Memorial’s historical statements of operations to Range’s classification of similar expenses;

•	Estimated tax impact of pro forma adjustments; and

•	Assumption of liabilities for transaction-related expenses.

The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and is not intended to represent or be indicative of the results of operations of the combined company that would have been recorded had the merger been completed as of the date presented and should not be taken as representative of future results of operations of the combined company. The unaudited pro forma condensed combined statement of operations does not reflect the impact of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the combined operations. The incentive unit compensation included in Memorial’s historical statement of operations consists of incentive units issued by MRD Holdco LLC. Because MRD Holdco LLC did not own any equity interest in Memorial following the consummation of the merger, all costs related to these incentive units were discontinued. Additionally, the pro forma statement of operations does not include non-recurring charges or credits and the related tax effects which result directly from the merger.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Range’s and Memorial’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Memorial’s Current Report on Form 8-K filed on July 28, 2016.

Unaudited Pro Forma Condensed Combined

Statement of Operations for the Year Ended December 31, 2016

	Range Historical	Memorial Historical (Note1)	Pro Forma Reclassification Adjustments (Note 2)		Pro Forma Adjustments (Note 2)		Range Pro Forma Combined
	(In thousands, except per share amounts)
Revenues and other income:
Natural gas, NGLs and oil sales	$1,197,215	$—	$283,136	(a)	$—		$1,480,351
Derivative fair value loss	(261,391)	—	(48,785	)(b)	—		(310,176)
Brokered natural gas, marketing and other	164,115	—	7	(c)	—		164,122
Oil and natural gas sales	—	283,136	(283,136	)(a)	—		—
Total revenues and other income	1,099,939	283,136	(48,778)		—		1,334,297

Costs and expenses:
Direct operating	97,388	—	23,241	(d)	—		120,629
Transportation, gathering and compression	565,209	—	76,783	(e)	—		669,635
			27,643	(e)
Production and ad valorem taxes	25,443	—	8,022	(f)	—		33,465
Brokered natural gas and marketing	168,576	—	—		—		168,576
Exploration	32,325	11,037	(236	)(g)	—		43,126
Abandonment and impairment of unproved properties	30,076	—	236	(g)	—		30,312
General and administrative	184,772	46,900	111	(c)	—		227,502
			(4,281	)(h)
Memorial merger expenses	37,225	2,774	4,281	(h)	(44,280)	(k)	—
Termination costs	(519)	—	—		—		(519)
Deferred compensation plan	19,153	—	—		—		19,153
Interest	168,213	—	34,701	(i)	(2,002	)(l)	201,489
					(2,497	)(m)
					3,074	(n)
Depletion, depreciation and amortization	524,102	181,527	452	(j)	(65,212	)(o)	640,869
Impairment of proved properties and other assets	43,040	—	—		—		43,040
Loss on the sale of assets	7,074	50	—		—		7,124
Lease operating	—	23,241	(23,241	)(d)	—		—
Gathering, processing and transportation	—	76,783	(76,783	)(e)	—		—

Gathering, processing and transportation-affiliate	—	27,643	(27,643	)(e)	—		—
Taxes other than income	—	8,022	(8,022	)(f)	—		—
Incentive unit compensation	—	48,087	—		—		48,087
Accretion	—	452	(452	)(j)	—		—
Loss on commodity derivative instruments	—	48,785	(48,785	)(b)	—		—
Total costs and expenses	1,902,077	475,301	(13,973)		(110,917)		2,252,488

(Loss) income before income taxes and interest	(802,138)	(192,165)	(34,805)		110,917		(918,191)
Other income (expense):
Interest expense, net	—	(34,701)	34,701	(i)	—		—
Other	—	(104)	104	(c)	—		—
Total other income (expense)	—	(34,805)	34,805		—		—

(Loss) income before income taxes	(802,138)	(226,970)	—		110,917		(918,191)
Income tax (benefit) expense:
Current	98	—	—		—		98
Deferred	(280,848)	(74,956)	—		28,292	(p)	(327,512)
	(280,750)	(74,956)	—		28,292		(327,414)
Net (loss) income from continuing operations	$(521,388)	$(152,014)	$—		$82,625		$(590,777)

Net loss per common share:
Basic	$(2.75)						$(2.42)
Diluted	$(2.75)						$(2.42)
Dividends paid per common share	$0.08						$0.08
Weighted average common shares outstanding:
Basic	189,868				54,309	(q)	244,177
Diluted	189,868				54,309	(q)	244,177

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 — Memorial Historical Unaudited Condensed Combined Statement of Operations

This column represents historical results of operations associated with Memorial for the period from January 1, 2016 through September 15, 2016. These amounts are based on the unaudited condensed combined statement of operations of Memorial for the six months ended June 30, 2016 plus estimated amounts from July 1, 2016 through September 15, 2016, based on information made available to the Range by Memorial for purposes of closing the acquisition transaction.

Note 2 — Unaudited Pro forma Condensed Combined Statement of Operations

Adjustments (a) – (j) to the statement of operations for the year ended December 31, 2016 include reclassifications required to conform Memorial’s revenue and expense items to Range’s presentation as follows:

(a)	Represents the reclassification of Memorial’s oil and natural gas product sales to conform to Range’s presentation.

(b)	Represents the reclassification of Memorial’s commodity derivative instruments to conform to Range’s presentation.

(c)	Represents the reclassification of Memorial’s other income to conform to Range’s presentation.

(d)	Represents the reclassification of Memorial’s lease operating expense to conform to Range’s presentation.

(e)	Represents the reclassification of Memorial’s gathering, processing and transportation expense to conform to Range’s presentation, including the reclassification of affiliate costs.

(f)	Represents the reclassification of Memorial’s taxes other than income to conform to Range’s presentation.

(g)	Represents the reclassification of Memorial’s abandonment and impairment of unproved properties to conform to Range’s presentation.

(h)	Represents the reclassification of Memorial’s expenses associated with the Range and Memorial merger to conform to Range’s presentation.

(i)	Represents the reclassification of Memorial’s interest expense to conform to Range’s presentation.

(j)	Represents the reclassification of accretion expense on Memorial’s asset retirement obligations to conform to Range’s presentation.

Adjustments (k)-(q) to the statement of operations for the year ended December 31, 2016 include the following pro forma adjustments to reflect the merger:

(k)	Represents the adjustments to remove the impact of all expenses associated with the merger.
(l)	Represents the adjustments to historical interest expense on Memorial’s credit facility to be retired with availability under the existing Range credit facility.

(m)

Represents adjustments to interest expense for amortization of deferred financing costs resulting from the exchange of Memorial’s 5.875% senior unsecured notes due 2022 for Range senior notes and the repayment and cancellation of Memorial’s credit facility.

(n)	Represents adjustment to interest expense for Memorial’s capitalized interest to conform to Range’s capitalized interest accounting policy.

(o)

Represents the change in depreciation, depletion and amortization primarily resulting from the pro forma calculation of the combined company’s depletion expense under the successful efforts method of accounting for oil and natural gas properties.

(p)

Represents the income tax effect of pro forma adjustments (k) – (o) and Memorial’s historical results at Range’s estimated combined statutory tax rate of 38.2% for the year ended December 31, 2016. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities.

(q)

Reflects the weighted average share impact of issuing shares of Range common stock not already reflected in Range historical weighted average shares outstanding. As a result of the acquisition, a total of 77.0 million shares were issued.